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                                  Exhibit 21

Subsidiaries of Harborside Healthcare Corporation as of December 31, 1998:

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                                                 Jurisdiction of
                                                 Incorporation or
              Name                               Organization               Doing Business As
             -----                               ----------------  ---------------------------------------------
1.  Bay Tree Nursing Center Corporation          Massachusetts     Harborside Healthcare - Palm Harbor

2.  Belmont Nursing Center Corporation           Massachusetts     Harborside Healthcare -Toledo

3.  Bowie Center Limited Partnership             Maryland          Larkin Chase Nursing and Restoration  Center

4.  Countryside Care Center Corporation          Massachusetts     Harborside Healthcare -Terre Haute

5.  Harborside of Cleveland Limited Partnership  Massachusetts     Harborside Healthcare - Beachwood
                                                                   Rehabilitation and Nursing Center
                                                                   Harborside Healthcare - Broadview
                                                                   Heights Rehabilitation and Nursing Center
                                                                   Harborside Healthcare - Westlake I
                                                                   Rehabilitation and Nursing Center
                                                                   Harborside Healthcare - Westlake II
                                                                   Rehabilitation and Nursing Center

6.  Harborside of Florida Limited Partnership    Florida           Harborside Healthcare - Brevard

7.  Harborside of Ohio Limited Partnership       Massachusetts     Harborside Healthcare - Northwest Ohio
                                                                   Harborside Healthcare - Defiance

8.  Harborside Funding Limited Partnership       Massachusetts

9.  Harborside Health I Corporation              Delaware          Harborside Nursing Homes, Inc.

10. Harborside Healthcare Advisors               Massachusetts
    Limited Partnership

11. Harborside Healthcare Limited                Massachusetts     Allicor
    Partnership                                                    Harborside Healthcare Management
                                                                   Limited Partnership

12. Harborside Healthcare Network                Florida           Limited Partnership

13. Harborside Homecare Limited                  Massachusetts     Behavioral Health Care
      Partnership

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
14. Harborside New Hampshire                     Massachusetts     Harborside Nursing Facilities Limited
    Limited Partnership                                            Partnership
                                                                   Harborside Healthcare - Applewood
                                                                   Rehabilitation and Nursing Center
                                                                   Harborside Healthcare - Crestwood
                                                                   Rehabilitation and Nursing Center
                                                                   Harborside Healthcare - Milford
                                                                   Rehabilitation and Nursing Center
                                                                   Harborside Healthcare - Northwood
                                                                   Rehabilitation and Nursing Center
                                                                   Harborside Healthcare - Pheasantwood
                                                                   Rehabilitation and Nursing Center
                                                                   Rehabilitation and Nursing Center
15. Harborside Rehabilitation Limited            Massachusetts     Theracor Rehabilitation Services
    Partnership

16. Harborside Toledo Corporation                Massachusetts

17. Harborside Toledo Limited Partnership        Massachusetts     Harborside Healthcare - Swanton

18. HHCI Limited Partnership                     Massachusetts     Harborside Healthcare - Naples
                                                                   Harborside Healthcare - Sarasota
                                                                   Harborside Healthcare - Pinebrook
                                                                   Harborside Healthcare - New Haven
                                                                   Harborside Healthcare - Woods Edge
                                                                   Harborside Healthcare - Indianapolis
                                                                   Harborside Healthcare - Troy

19. KHI Corporation                              Delaware

20. Maryland Harborside Corporation              Massachusetts

21. Oakhurst Manor Nursing Center                Massachusetts     Harborside Healthcare - Ocala
    Corporation

22. Orchard Ridge Nursing Center                 Massachusetts     Harborside Healthcare - Gulf Coast
    Corporation

23. Riverside Retirement Limited Partnership     Massachusetts     Harborside Healthcare - Decatur

24. Sunset Point Nursing Center Corporation      Massachusetts     Harborside Healthcare - Clearwater

25. West Bay Nursing Center Corporation          Massachusetts     Harborside Healthcare - Tampa Bay

26. Harborside Healthcare Baltimore Limited      Massachusetts     Harborside Healthcare - Harford Gardens
    Partnership

27. Harborside Massachusetts                     Massachusetts     Harborside Healthcare - North Shore
    Limited Partnership                                            Harborside Healthcare - Maplewood
                                                                   Harborside Healthcare - Cedar Glen
                                                                   Harborside Healthcare - Danvers

28. Harborside of Dayton                         Massachusetts     Harborside Healthcare - Laurelwood
    Limited Partnership                                            Harborside Healthcare - New Lebanon
                                                                   Harborside Healthcare - Dayton

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
29. Harborside Connecticut                       Massachusetts     Harborside Healthcare - Arden House
    Limited Partnership                                            Harborside Healthcare - Governor's
                                                                   Harborside Healthcare - Willows
                                                                   Harborside Healthcare - Madison House
                                                                   Harborside Healthcare - Reservoir

30. Harborside Rhode Island                      Massachusetts     Harborside Healthcare - Greeenwood
    Limited Partnership                                            Harborside Healthcare - Pawtuxet Village

31. Harborside North Toledo                      Massachusetts     Harborside Healthcare - Sylvania
    Limited Partnership                                            Harborside Healthcare - Point Place

32. Harborside Danbury                           Massachusetts     Harborside Healthcare - Glen Hill
    Limited Partnership                                            Harborside Healthcare - Glen Crest


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